Exhibit 2.5

6.500% NON-CUMULATIVE PREFERRED STOCK, SERIES P ($25,000 LIQUIDATION PREFERENCE)

NUMBER	SHARES
1	40,000

CUSIP 61762V 846

MORGAN STANLEY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF NEW YORK, NEW YORK

This is to certify that The Bank of New York Mellon, as Depositary under the Deposit Agreement, dated as of August 2, 2022, among Morgan Stanley (the “Corporation”), The Bank of New York Mellon, and the holders from time to time of the Depositary Receipts issued thereunder, is the owner of FORTY THOUSAND fully paid and non-assessable shares of 6.500% Non-Cumulative Preferred Stock, Series P, $0.01 par value, liquidation preference $25,000 per share, of the Corporation (the “Stock”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: August 2, 2022

[SEAL]

Sharon Yeshaya Executive Vice President and Chief Financial Officer	Kevin Sheehan Assistant Treasurer

Countersigned and Registered The Bank of New York Mellon Transfer Agent, Dividend Disbursement Agent and Registrar

By:
Authorized Signature

MORGAN STANLEY

MORGAN STANLEY (the “Corporation”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designation establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Corporation or series thereof. Such information may be obtained by a request in writing to the Secretary of the Corporation at its principal place of business.

This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and the Certificate of Designation of Preferences and Rights of the 6.500% Non-Cumulative Preferred Stock, Series P (Liquidation Preference $25,000 per share) (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFT MIN ACT -		Custodian
		(Minor)		(Cust)

TEN ENT- as tenants by the entireties	Under Uniform Gifts to Minors Act _____________________________________ (State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

________________________________________________________________________ shares of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint _______________________, Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated__________________

Signature

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be
guaranteed by an eligible guarantor
institution (banks, stockbrokers, savings
and loan associations, and credit unions
with membership in an approved signature
guarantee medallion program), pursuant to
Rule 17Ad-15 under the Securities
Exchange Act of 1934.